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Exhibit 99.(a)(1)(C)

NOTICE OF GUARANTEED DELIVERY
FOR
TENDER OF WARRANTS
OF
PRIMORIS SERVICES CORPORATION

PURSUANT TO ITS OFFER TO PURCHASE
DATED NOVEMBER 26, 2008

THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, EASTERN TIME, ON DECEMBER 24, 2008, UNLESS EXTENDED (THE "EXPIRATION DATE").

        As set forth in Section 3 of the Offer to Purchase (as defined below) this Notice of Guaranteed Delivery must be used to accept the Offer (as defined below) if:

  •
  Warrants are not immediately available or warrant holders cannot deliver Warrants to Continental Stock Transfer & Trust Company (the "Depositary") prior to the Expiration Date, or

  •
  Time will not permit all required documents, including a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile of the Letter of Transmittal) and any other required documents, to reach the Depositary prior to the Expiration Date.

        This form may be delivered by hand or transmitted by facsimile transmission or mail to the Depositary. See Section 3 of the Offer to Purchase. The Offer to Purchase and the related Letter of Transmittal, as amended or supplemented from time to time, together constitute the "Offer."

The Depositary for the Offer is:

CONTINENTAL STOCK TRANSFER & TRUST COMPANY

BY REGISTERED MAIL, HAND OR OVERNIGHT COURIER
Continental Stock Transfer & Trust Company
17 Battery Place, 8th Floor
New York, New York 10004

BY FACSIMILE TRANSMISSION:
Continental Stock Transfer & Trust Company
(212) 616-7610
 CONFIRM BY TELEPHONE:
(212) 509-4000 Ext. 536

        This Notice of Guaranteed Delivery, properly completed and duly executed, may be delivered by hand, registered mail, overnight courier or facsimile transmission to the Depositary, as described in Section 3 of the Offer Letter.

        For this notice to be validly delivered, it must be received by the Depositary at the above address before the Offer expires. Delivery of this notice to another address will not constitute a valid delivery. Delivery to the Company, the Information Agent or the book-entry transfer facility will not be forwarded to the Depositary and will not constitute a valid delivery.

        This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution (as defined in the Letter of Transmittal) under the instructions to the Letter of Transmittal, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

        By signing this Notice of Guaranteed Delivery, you tender, upon the terms and subject to the conditions described in the Offer to Purchase and the related Letter of Transmittal, receipt of which you hereby acknowledge, the number of Warrants, and method, specified below pursuant to the guaranteed delivery procedure described in Section 3, "Procedure for Tendering Warrants" section of the Offer to Purchase.

                        Number of Warrants to be tendered.

THE UNDERSIGNED IS TENDERING WARRANTS AS FOLLOWS (CHECK ONLY ONE BOX):

(1) WARRANTS TENDERED AT PRICE DETERMINED BY WARRANT HOLDER (SEE INSTRUCTION 5 OF THE LETTER OF TRANSMITTAL)

        By checking ONE of the following boxes below INSTEAD OF THE BOX UNDER "Warrants Tendered at Price Determined In the Offer", the undersigned hereby tenders Warrants at the price checked. This action could result in none of the Warrants being purchased if the purchase price determined by the Company for the Warrants is less than the price checked below. A WARRANT HOLDER WHO DESIRES TO TENDER WARRANTS AT MORE THAN ONE PRICE MUST COMPLETE A SEPARATE NOTICE OF GUARANTEED DELIVERY AND/OR LETTER OF TRANSMITTAL FOR EACH PRICE AT WHICH WARRANTS ARE TENDERED. The same Warrants cannot be tendered, unless previously properly withdrawn as provided in Section 4 of the Offer to Purchase, at more than one price.

PRICE (IN DOLLARS) PER WARRANT AT WHICH WARRANTS ARE BEING TENDERED

☐	$0.85	☐	$0.90	☐	$0.95
☐	$1.00	☐	$1.05	☐	$1.10
☐	$1.15	☐	$1.20

OR

(2) WARRANTS TENDERED AT PRICE DETERMINED IN THE OFFER (SEE INSTRUCTION 5 OF THE LETTER OF TRANSMITTAL)

        By checking the box below INSTEAD OF ONE OF THE BOXES UNDER "Warrants Tendered at Price Determined by Warrant Holder", the undersigned hereby tenders Warrants at the purchase price, as the same shall be determined by the Company in accordance with the terms of the Offer. For purposes of determining the purchase price, those Warrants that are tendered by the undersigned agreeing to accept the purchase price determined in the Offer will be deemed to be tendered at the minimum price.

  ☐
  The undersigned wants to maximize the chance of having the Company purchase all of the Warrants the undersigned is tendering (subject to the possibility of proration). Accordingly, by checking this box instead of one of the price boxes above, the undersigned hereby tenders Warrants at, and is willing to accept, the purchase price determined by the Company in accordance with the terms of the Offer. THIS ACTION COULD LOWER THE PURCHASE PRICE AND COULD RESULT IN RECEIVING THE MINIMUM PRICE OF $0.85 PER WARRANT.

CHECK ONLY ONE BOX UNDER (1) OR (2) ABOVE. IF MORE THAN ONE BOX IS CHECKED ABOVE, OR IF NO BOX IS CHECKED, THERE IS NO VALID TENDER OF WARRANTS.

ODD LOTS
(See Instruction 6 of the Letter of Transmittal)

        To be completed only if Warrants are being tendered by or on behalf of a person owning, beneficially or of record, and who continues to own, beneficially or of record, as of the Expiration Date, an aggregate of fewer than 100 Warrants.

The undersigned either (check one box):

  ☐
  is the beneficial or record owner of an aggregate of fewer than 100 Warrants, all of which are being tendered; or

  ☐
  is a broker, dealer, commercial bank, trust company or other nominee that (a) is tendering for the beneficial owner(s) Warrants with respect to which it is the record holder and (b) believes, based upon representations made to it by the beneficial owner(s), that each such person is the beneficial owner of an aggregate of fewer than 100 Warrants and is tendering all of those Warrants.

In addition, the undersigned is tendering Warrants either (check one box):

  ☐
  at the Purchase Price, as the same shall be determined by Primoris in accordance with the terms of the Offer (persons checking this box need not indicate the price per Warrant below); or

  ☐
  at the price per Warrant indicated under the caption "Warrants Tendered at Price Determined by Warrant holder" in the box entitled "Price (in Dollars) Per Warrant at Which Warrants are Being Tendered" below in this Letter of Transmittal.

CONDITIONAL TENDER
(See Instruction 7 of the Letter of Transmittal)

        A warrant holder may tender Warrants subject to the condition that a specified minimum number of the warrant holder's Warrants tendered pursuant to this Letter of Transmittal must be purchased if any Warrants tendered are purchased, all as described in the Offer to Purchase, particularly in Section 6 thereof. Unless Primoris purchases the minimum number of Warrants indicated below in the Offer, it will not purchase any of the Warrants tendered by such warrant holder. It is the responsibility of the tendering warrant holder to calculate that minimum number of Warrants that must be purchased if any are purchased, and Primoris urges warrant holders to consult their own tax advisors before completing this section. Unless the box below has been checked and a minimum specified, the tender will be deemed unconditional.

☐
The minimum number of Warrants that must be purchased, if any are purchased, is:

                                 Warrants.

        If, because of proration, the minimum number of Warrants designated above will not be purchased, Primoris may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, the tendering warrant holder must have tendered all of his or her Warrants and checked the box below.

☐
The tendered Warrants represent all Warrants held by the undersigned.

SIGNATURES

Signatures:

Name(s) of Warrant Holders(s):	(please type or print)

Certificate Nos.:

Address:
(Include Zip Code)

Daytime Area Code and Telephone Number:

        Date:                                     , 2008

        If Warrants will be delivered by book-entry transfer, provide the Account Number.

Account Number:

THE GUARANTEE SET FORTH ON THE NEXT PAGE MUST BE COMPLETED.

GUARANTEE OF DELIVERY
(Not to be Used for Signature Guarantee)

        The undersigned, a bank, broker dealer, credit union, savings association or other entity that is a member in good standing of the Securities Transfer Agents Medallion Program or a bank, broker, dealer, credit union, savings association or other entity which is an "eligible guarantor institution," as that term is defined in Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934, as amended (each of the foregoing constituting an "Eligible Institution"), guarantees delivery to the Depositary of the Warrants tendered, in proper form for transfer, or a confirmation that the Warrants tendered have been delivered pursuant to the procedure for book-entry transfer described in the Offer into the Depositary's account at the book-entry transfer facility, in each case together with a properly completed and duly executed Letter(s) of Transmittal (or a facsimile(s) thereof), or an Agent's Message in the case of a book-entry transfer, and any other required documents, all within three American Stock Exchange trading days after the date of receipt by the Depositary of this Notice of Guaranteed Delivery.

        The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Warrants to the Depositary, or confirmation of receipt of the Warrants pursuant to the procedure for book-entry transfer and an Agent's Message, within the time set forth above. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm:

Authorized Signature:

Name:	(please print)

Title:

Address:
(Include Zip Code)

Area Code and Telephone Number:

        Dated:                         , 2008

NOTE: DO NOT SEND WARRANTS WITH THIS FORM. WARRANTS SHOULD BE SENT WITH THE LETTER OF TRANSMITTAL.

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NOTICE OF GUARANTEED DELIVERY FOR TENDER OF WARRANTS OF PRIMORIS SERVICES CORPORATION